UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 2, 2014, Doral Bank, a wholly-owned subsidiary of Doral Financial Corporation (the “Company”), entered into a Mortgage Loan Purchase and Sale and Interim Servicing Agreement (the “Purchase Agreement”) with FirstBank Puerto Rico (the “Purchaser”). Pursuant to the Purchase Agreement, Doral Bank sold on October 3, 2014 (the “Closing Date”) all rights, title and interests in certain performing residential mortgage loans (the “Mortgage Loans”) with approximately $192.6 million in outstanding unpaid principal balance as of August 29, 2014 and approximately $47,000 of certain other receivables, including property taxes and insurance premiums, related to the Mortgage Loans.

As consideration for the purchase of the Mortgage Loans, the Purchaser paid approximately $192.7 million in cash (the “Purchase Price”), less a holdback of $1.3 million which was deposited into escrow to cover certain representations and warranties made by Doral Bank with respect to the Mortgage Loans. Under the terms of the Purchase Agreement, the Purchaser is entitled to a period of 90 days after the Closing Date for post-closing analysis of the Mortgages Loans, during which period the Purchaser may provide notice to Doral Bank of any Mortgage Loan that does not conform to Doral Bank’s representations and warranties under the Purchase Agreement (a “Defective Mortgage Loan”). Doral Bank may, in its sole discretion, elect to (i) cure the Defective Mortgage Loan, (ii) substitute the Defective Mortgage Loan with a mortgage in an amount equal to or greater than the unpaid principal balance and with a similar maturity date, or (iii) repurchase the Defective Mortgage Loan. Doral Bank’s obligation to substitute or repurchase Defective Mortgage Loans in connection with the Purchase Agreement is limited to an amount not greater than $8 million. The Purchase Agreement provides for customary indemnification by each of Doral Bank and the Purchaser for losses or damages arising out of or in connection with the Purchase Agreement.

The Mortgage Loans are being sold to the Purchaser on a servicing-released basis. Doral Bank will continue to service the Mortgage Loans for an interim period.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2014, Doral Bank completed the disposition of the Mortgage Loans, as described in Item 1.01 of this Current Report on Form 8-K (this “Report”). The information set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Company may incur costs relating to employee severance expense and purchase price adjustments pursuant to the terms of the Purchase Agreement. However, the Company cannot currently reasonably estimate the amount or range of these costs because it is uncertain whether these costs will be incurred under the terms of the Purchase Agreement. The Company will provide amended disclosure on Form 8-K at such time as such amounts become estimable and determinable.

The information set forth in Item 1.01 of this Report is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (the “SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, whether purchase price adjustments or claims of indemnification will be made in connection with the sale of the Mortgage Loans and whether Doral will have liability in respect of any such claim, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the monies due to the Company or its subsidiaries from the Commonwealth, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: October 3, 2014	By:	/s/ Enrique R. Ubarri Enrique R. Ubarri Executive Vice President and General Counsel